COMMUNITY CENTRAL BANK CORPORATION
FORM 10-QSB (continued)

                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS


                                                     THREE MONTHS ENDED MARCH 31,
                                                          1999             1998
                                                          ----             ----
                                                      (in thousand, except per share data)
BASIC

Income (Loss) Before Cumulative Effect
   of Accounting Change                                   $262             ($143)
/ Weighted Average Shares                                2,416             1,531
                                                          ----             ----
   Per Share                                               0.11            (0.09)


Cumulative Effect of Accounting Change                     (57)             ----
/ Weighted Average Shares                                2,416             1,531
                                                          ----              ----
   Per Share                                              (0.02)            ----

                                                          ----              ----

Basic Earnings (Loss) Per Share                           $0.09           ($0.09)
                                                          =====            =====


DILUTED

Income (Loss) Before Cumulative Effect
   of Accounting Change                                   $262             ($143)
/ Weighted Average Shares                                2,424             1,531
                                                          ----              ----
   Per Share                                               0.11            (0.09)


Cumulative Effect of Accounting Change                     (57)             ----
/ Weighted Average Shares                                2,424             1,531
                                                          ----              ----
   Per Share                                              (0.02)            ----

                                                          ----              ----

Diluted Earnings (Loss) Per Share                         $0.09           ($0.09)
                                                          ====             ====


Notes:
   - Weighted average shares outstanding have been adjusted to reflect the 10% stock dividends in 1999 and 1998.

   - Where applicable, diluted share computations include the effects of outstanding stock options.